TYSON FOODS REPORTS FIRST QUARTER 2025 RESULTS
Delivers Year-Over-Year Top and Bottom-Line Growth; Raises Fiscal Year 2025 Guidance
Springdale, Arkansas – February 3, 2025 – Tyson Foods, Inc. (NYSE: TSN), one of the world’s largest food companies and a recognized leader in protein with leading brands including Tyson, Jimmy Dean, Hillshire Farm, Ball Park, Wright, Aidells, ibp and State Fair, reported the following results:

(in millions, except per share data)	First Quarter
	2025	2024
Sales	$13,623	$13,319

Operating Income	$580	$231
Adjusted[1] Operating Income (non-GAAP)	$659	$411

Net Income Per Share Attributable to Tyson	$1.01	$0.30
Adjusted[1] Net Income Per Share Attributable to Tyson (non-GAAP)	$1.14	$0.69
1 The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). As used in this table and throughout this earnings release, adjusted operating income and adjusted net income per share attributable to Tyson (Adjusted EPS) are non-GAAP financial measures. Refer to the end of this release for an explanation and reconciliation of these and other non-GAAP financial measures used in this release to comparable GAAP measures.
First Quarter Highlights
•Sales of $13,623 million, up 2.3% from prior year
•GAAP operating income of $580 million, up 151% from prior year
•Adjusted operating income of $659 million, up 60% from prior year
•GAAP EPS of $1.01, up 237% from prior year
•Adjusted EPS of $1.14, up 65% from prior year
•Total Company GAAP operating margin of 4.3%
•Total Company adjusted operating margin (non-GAAP) of 4.8%
•Liquidity of $4.5 billion as of December 28, 2024
•Cash provided by operating activities of $1,031 million, down $269 million from prior year
•Free cash flow (non-GAAP) of $760 million, down $186 million from prior year

"Fiscal year 2025 is off to a strong start, as we delivered our third consecutive quarter of year-over-year growth in sales, operating income, and EPS," said Donnie King, President & CEO of Tyson Foods. "Our best quarterly performance in more than two years reflects improved execution across the business, including exceptional results in chicken. Consumers remain focused on adding protein to their diets, and our diversified multi-channel, multi-protein portfolio ensures we are well-positioned to meet this demand while reinforcing our leadership as a world-class food company."

SEGMENT RESULTS (in millions)

Sales
(for the first quarter ended December 28, 2024, and December 30, 2023)
	First Quarter
			Volume	Avg. Price
	2025	2024	Change	Change
Beef	$5,335	$5,023	5.6%	0.6%
Pork	1,617	1,517	(0.4)%	7.0%
Chicken	4,065	4,033	1.5%	(0.7)%
Prepared Foods	2,473	2,543	(3.2)%	0.4%
International/Other	584	582	4.3%	(4.0)%
Intersegment Sales	(451)	(379)	n/a	n/a
Total	$13,623	$13,319	1.6%	0.7%

Operating Income (Loss)
(for the first quarter ended December 28, 2024, and December 30, 2023)
	First Quarter
			Operating Margin
	2025	2024	2025	2024
Beef	$(64)	$(206)	(1.2)%	(4.1)%
Pork	59	39	3.6%	2.6%
Chicken	351	177	8.6%	4.4%
Prepared Foods	209	243	8.5%	9.6%
International/Other	25	(22)	n/a	n/a
Total	$580	$231	4.3%	1.7%
ADJUSTED SEGMENT RESULTS (in millions)

Adjusted Operating Income (Loss) (Non-GAAP)[1]
(for the first quarter ended December 28, 2024, and December 30, 2023)
	First Quarter
			Adjusted Operating Margin (Non-GAAP)
	2025	2024	2025	2024
Beef	$(32)	$(117)	(0.6)%	(2.3)%
Pork	59	68	3.6%	4.5%
Chicken	368	192	9.1%	4.8%
Prepared Foods	234	264	9.5%	10.4%
International/Other	30	4	n/a	n/a
Total	$659	$411	4.8%	3.1%

OUTLOOK
For fiscal 2025, the United States Department of Agriculture (USDA) indicates domestic protein production (beef, pork, chicken and turkey) will increase approximately 1% compared to fiscal 2024 levels. The following is a summary of the updated outlook for each of our segments, as well as an outlook for revenue, capital expenditures, net interest expense, liquidity, free cash flow and tax rate for fiscal 2025. Certain of the outlook numbers include adjusted operating income (loss) (a non-GAAP metric) for each segment. The Company is not able to reconcile its full-year fiscal 2025 projected adjusted results to its fiscal 2025 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort. Adjusted operating income (loss) should not be considered a substitute for operating income (loss) or any other measures of financial performance reported in accordance with GAAP. Investors should rely primarily on the Company’s GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.
Beef
USDA projects domestic production will decrease approximately 1% in fiscal 2025 as compared to fiscal 2024. We anticipate adjusted operating loss between $(0.4) billion and $(0.2) billion in fiscal 2025.
Pork
USDA projects domestic production will increase approximately 2% in fiscal 2025 as compared to fiscal 2024. We anticipate adjusted operating income of $0.1 billion to $0.2 billion in fiscal 2025.
Chicken
USDA projects chicken production will increase approximately 2% in fiscal 2025 as compared to fiscal 2024. We anticipate adjusted operating income of $1.0 billion to $1.3 billion for fiscal 2025.
Prepared Foods
We anticipate adjusted operating income of $0.9 billion to $1.1 billion in fiscal 2025.
International/Other
We anticipate improved results from our foreign operations in fiscal 2025 on an adjusted basis.
Total Company
We anticipate total company adjusted operating income of $1.9 billion to $2.3 billion for fiscal 2025.
Revenue
We expect sales to be flat to up 1% in fiscal 2025 as compared to fiscal 2024.
Capital Expenditures
We expect capital expenditures between $1.0 billion and $1.2 billion for fiscal 2025. Capital expenditures include investments in profit improvement projects as well as projects for maintenance and repair.
Net Interest Expense
We expect net interest expense to approximate $375 million for fiscal 2025.
Liquidity
We expect total liquidity, which was $4.5 billion as of December 28, 2024, to remain above our minimum liquidity target of $1.0 billion.
Free Cash Flow
We expect free cash flow to be between $1.0 billion and $1.6 billion for fiscal 2025.
Tax Rate
We currently expect our adjusted effective tax rate to approximate 25% for fiscal 2025.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	December 28, 2024	December 30, 2023
Sales	$13,623	$13,319
Cost of Sales	12,528	12,496
Gross Profit	1,095	823

Selling, General and Administrative	515	592
Operating Income	580	231
Other (Income) Expense:
Interest income	(25)	(10)
Interest expense	120	105
Other, net	7	(25)
Total Other (Income) Expense	102	70
Income before Income Taxes	478	161
Income Tax Expense	112	47
Net Income	366	114
Less: Net Income Attributable to Noncontrolling Interests	7	7
Net Income Attributable to Tyson	$359	$107

Net Income Per Share Attributable to Tyson:
Class A Basic	$1.03	$0.31
Class B Basic	$0.93	$0.28
Diluted	$1.01	$0.30
Dividends Declared Per Share:
Class A	$0.510	$0.500
Class B	$0.459	$0.450

Sales Growth	2.3%
Margins: (Percent of Sales)
Gross Profit	8.0%	6.2%
Operating Income	4.3%	1.7%
Net Income Attributable to Tyson	2.6%	0.8%
Effective Tax Rate	23.5%	29.4%

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	December 28, 2024	September 28, 2024
Assets
Current Assets:
Cash and cash equivalents	$2,292	$1,717
Accounts receivable, net	2,323	2,406
Inventories	5,114	5,195
Other current assets	353	433
Total Current Assets	10,082	9,751
Net Property, Plant and Equipment	9,353	9,442
Goodwill	9,805	9,819
Intangible Assets, net	5,799	5,875
Other Assets	2,271	2,213
Total Assets	$37,310	$37,100

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$95	$74
Accounts payable	2,497	2,402
Other current liabilities	2,188	2,311
Total Current Liabilities	4,780	4,787
Long-Term Debt	9,711	9,713
Deferred Income Taxes	2,283	2,285
Other Liabilities	1,909	1,801

Total Tyson Shareholders’ Equity	18,503	18,390
Noncontrolling Interests	124	124
Total Shareholders’ Equity	18,627	18,514

Total Liabilities and Shareholders’ Equity	$37,310	$37,100

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	December 28, 2024	December 30, 2023
Cash Flows From Operating Activities:
Net income	$366	$114
Depreciation and amortization	348	373
Deferred income taxes	(2)	(14)
Other, net	78	129
Net changes in operating assets and liabilities	241	698
Cash Provided by Operating Activities	1,031	1,300

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(271)	(354)
Purchases of marketable securities	(15)	(7)
Proceeds from sale of marketable securities	16	6
Acquisition of equity investments	(2)	(26)
Other, net	39	3
Cash Used for Investing Activities	(233)	(378)

Cash Flows From Financing Activities:
Proceeds from issuance of debt	22	771
Payments on debt	(42)	(32)
Proceeds from issuance of commercial paper	—	1,649
Repayments of commercial paper	—	(2,240)
Purchases of Tyson Class A common stock	(15)	(13)
Dividends	(175)	(171)
Stock options exercised	15	7
Other, net	—	3
Cash Used for Financing Activities	(195)	(26)
Effect of Exchange Rate Changes on Cash	(28)	15
Increase in Cash and Cash Equivalents and Restricted Cash	575	911
Cash and Cash Equivalents and Restricted Cash at Beginning of Year	1,717	573
Cash and Cash Equivalents and Restricted Cash at End of Period	2,292	1,484
Less: Restricted Cash at End of Period	—	—
Cash and Cash Equivalents at End of Period	$2,292	$1,484

Non-GAAP Financial Measures
Adjusted Operating Income (Loss), Adjusted Income before Income Taxes, Adjusted Income Tax Expense, Adjusted Net Income Attributable to Tyson and Adjusted EPS, EBITDA, Adjusted EBITDA, net debt to EBITDA, net debt to Adjusted EBITDA and Free Cash Flow are presented as supplemental financial measures in the evaluation of our business that are not required by, or presented in accordance with GAAP. The non-GAAP financial measures are tools intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis. These non-GAAP measures should not be a substitute for their comparable GAAP financial measures. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. We believe the presentation of these non-GAAP financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our calculation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies and other companies may not define these non-GAAP financial measures in the same way, which may limit their usefulness of comparative measures.
Definitions
EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Net debt to EBITDA (Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents and short-term investments, to EBITDA (and to Adjusted EBITDA). EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measurements in the evaluation of our business.
Adjusted EBITDA, Adjusted Operating Income (Loss), Adjusted Income before Income Taxes, Adjusted Income Tax Expense, Adjusted Net Income Attributable to Tyson and Adjusted EPS are defined as EBITDA, Operating Income (Loss), Income before Income Taxes, Income Tax Expense, Net Income Attributable to Tyson and diluted earnings per share, respectively, excluding the impacts of any items that management believes do not directly reflect our core operations on an ongoing basis.
Free Cash Flow is defined as Cash Provided by Operating Activities minus payments for Property, Plant and Equipment.

TYSON FOODS, INC.
GAAP Results to Non-GAAP Results Reconciliations
(In millions, except per share data)
(Unaudited)

Results for the first quarter ended December 28, 2024
	Sales	Cost of Sales	Selling, General and Administrative	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results				$580		$478	$112	$359	$1.01
Production facility fire insurance proceeds, net of costs incurred[3]	—	—	—	—	(7)	(7)	(2)	(5)	(0.01)
Brand discontinuation	—	—	6	6	—	6	2	4	0.01
Network optimization plan charges	—	71	2	73	—	73	17	56	0.16
The Netherlands facility[4]	—	—	—	—	—	—	9	(9)	(0.03)
Adjusted Non-GAAP Results				$659		$550	$138	$405	$1.14

Results for the first quarter ended December 30, 2023
	Sales	Cost of Sales	Selling, General and Administrative	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results				$231		$161	$47	$107	$0.30
Production facility fire insurance proceeds, net of costs incurred[3]	—	(24)	—	(24)	(3)	(27)	(6)	(21)	(0.06)
The Netherlands facility[4]	—	26	—	26	—	26	—	26	0.07
Restructuring and related charges	—	3	27	30	—	30	8	22	0.06
Plant closures and disposals	—	75	—	75	—	75	19	56	0.16
Legal contingency accruals	—	73	—	73	—	73	18	55	0.16
Adjusted Non-GAAP Results				$411		$338	$86	$245	$0.69

TYSON FOODS, INC.
Adjusted Operating Income (Loss) Non-GAAP Reconciliations
(In millions)
(Unaudited)

Adjusted Operating Income (Loss)
(for the first quarter ended December 28, 2024)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(64)	$59	$351	$209	$25	$580
Add: Brand discontinuation	—	—	6	—	—	6
Add: Network optimization plan charges	32	—	11	25	5	73
Adjusted operating income (loss)	$(32)	$59	$368	$234	$30	$659

Adjusted Operating Income (Loss)
(for the first quarter ended December 30, 2023)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(206)	$39	$177	$243	$(22)	$231
Less: Production facility fire insurance proceeds, net of costs incurred[3]	—	—	(24)	—	—	(24)
Add: The Netherlands facility[4]	—	—	—	—	26	26
Add: Restructuring and related charges	4	1	4	21	—	30
Add: Plant closures and disposals	40	—	35	—	—	75
Add: Legal contingency accruals	45	28	—	—	—	73
Adjusted operating income (loss)	$(117)	$68	$192	$264	$4	$411

TYSON FOODS, INC.
EBITDA and Adjusted EBITDA Non-GAAP Reconciliations
(In millions)
(Unaudited)

	Three Months Ended		Fiscal Year Ended	Twelve Months Ended
	December 28, 2024	December 30, 2023	September 28, 2024	December 28, 2024

Net income	$366	$114	$822	$1,074
Less: Interest income	(25)	(10)	(89)	(104)
Add: Interest expense	120	105	481	496
Add: Income tax expense	112	47	270	335
Add: Depreciation	281	312	1,159	1,128
Add: Amortization[2]	64	59	229	234
EBITDA	$918	$627	$2,872	$3,163

Adjustments to EBITDA:
Less: Production facility fire insurance proceeds, net of costs incurred[3]	$(7)	$(27)	$(104)	$(84)
Add: Brand discontinuation	6	—	8	14
Add: Network optimization plan charges	73	—	—	73
Add: Restructuring and related charges	—	30	31	1
Add: Plant closures and disposals	—	75	182	107
Add: Legal contingency accruals	—	73	174	101
Add: The Netherlands facility[4]	—	26	86	60
Less: Depreciation and amortization included in EBITDA adjustments[5]	(29)	(60)	(129)	(98)
Total Adjusted EBITDA	$961	$744	$3,120	$3,337

Total gross debt			$9,787	$9,806
Less: Cash and cash equivalents			(1,717)	(2,292)
Less: Short-term investments			(10)	(1)
Total net debt			$8,060	$7,513

Ratio Calculations:
Gross debt/EBITDA			3.4x	3.1x
Net debt/EBITDA			2.8x	2.4x

Gross debt/Adjusted EBITDA			3.1x	2.9x
Net debt/Adjusted EBITDA			2.6x	2.3x
2 Excludes the amortization of debt issuance and debt discount expense of $3 million and $2 million for the three months ended December 28, 2024 and December 30, 2023, respectively, and $12 million and $13 million for the fiscal year ended September 28, 2024 and the twelve months ended December 28, 2024, respectively, as it is included in interest expense.
3 Relates to a fire at a Chicken production facility in the fourth quarter of fiscal 2021.
4 Relates to a fire at our production facility in the Netherlands in the first quarter of fiscal 2024 and subsequent decision to sell the facility.
5 Removal of accelerated depreciation of $23 million related to network optimization plan charges for the three and twelve months ended December 28, 2024, $60 million related to plant closures and disposals for the three months ended December 30, 2023, $127 million related to plant closures and disposals for the twelve months ended September 28, 2024, and $67 million related to plant closures and disposals for the twelve months ended December 28, 2024 as they are already included in depreciation expense. Removal of accelerated amortization of $6 million, $2 million and $8 million related to brand discontinuation for the three months ended December 28, 2024, the twelve months ended September 28, 2024 and the twelve months ended December 28, 2024, respectively, as they are already included in amortization expense.

TYSON FOODS, INC.
Free Cash Flow Non-GAAP Reconciliation
(In millions)
(Unaudited)

	Three Months Ended
	December 28, 2024	December 30, 2023
Cash Provided by Operating Activities	$1,031	$1,300
Additions to property, plant and equipment	(271)	(354)
Free cash flow	$760	$946

About Tyson Foods, Inc.
Tyson Foods, Inc. (NYSE: TSN) is a world-class food company and recognized leader in protein. Founded in 1935 by John W. Tyson, it has grown under four generations of family leadership. The Company is unified by this purpose: Tyson Foods. We Feed the World Like Family™ and has a broad portfolio of iconic products and brands including Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, State Fair®, Aidells® and ibp®. Tyson Foods is dedicated to bringing high-quality food to every table in the world, safely, sustainably, and affordably, now and for future generations. Headquartered in Springdale, Arkansas, the company had approximately 138,000 team members on September 28, 2024. Visit www.tysonfoods.com.
Conference Call Information and Other Selected Data
A conference call to discuss the Company's financial results will be held at 9 a.m. Eastern Monday, February 3, 2025. A link for the webcast of the conference call is available on the Tyson Investor Relations website at https://ir.tyson.com. The webcast also can be accessed by the following direct link: https://events.q4inc.com/attendee/124939454. For those who cannot participate at the scheduled time, a replay of the live webcast and the accompanying slides will be available at https://ir.tyson.com. A telephone replay will also be available until March 3, 2025, toll free at 1-877-344-7529, international toll 1-412-317-0088 or Canada toll free 855-669-9658. The replay access code is 7066265. Financial information, such as this news release, as well as other supplemental data, can be accessed from the Company's web site at https://ir.tyson.com.
Forward-Looking Statements
Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2025, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) global pandemics have had, and may in the future have, an adverse impact on our business and operations; (ii) the effectiveness of financial excellence programs; (iii) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (iv) cyber attacks, other cyber incidents, security breaches or other disruptions of our information technology systems; (v) risks associated with our failure to consummate favorable acquisition transactions or integrate certain acquisitions’ operations; (vi) the Tyson Limited Partnership’s ability to exercise significant control over the Company; (vii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (viii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (ix) outbreak of a livestock disease (such as African swine fever (ASF), avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to conduct our operations; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) effectiveness of advertising and marketing programs; (xii) significant marketing plan changes by large customers or loss of one or more large customers; (xiii) our ability to leverage brand value propositions; (xiv) changes in availability and relative costs of labor and contract farmers and our ability to maintain good relationships with team members, labor unions, contract farmers and independent producers providing us livestock; (xv) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (xvi) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xvii) the effect of climate change and any legal or regulatory response thereto; (xviii) adverse results from litigation; (xix) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xx) impairment in the carrying value of our goodwill or indefinite life intangible assets; (xxi) our participation in a multiemployer pension plan; (xxii) volatility in capital markets or interest rates; (xxiii) risks associated with our commodity purchasing activities; (xxiv) the effect of, or changes in, general economic conditions; (xxv) impacts on our operations caused by factors and forces beyond our control, such as natural disasters, fire, bioterrorism, pandemics, armed conflicts or extreme weather; (xxvi) failure to maximize or assert our intellectual property rights; (xxvii) effects related to changes in tax rates, valuation of deferred tax assets and liabilities, or tax laws and their interpretation; and (xxviii) the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including those included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly reports on Form 10-Q.

Media Contact: Laura Burns, 479-713-9890 Investor Contact: Sean Cornett, 479-466-0401	Source: Tyson Foods, Inc. Category: IR, Newsroom